Exhibit 99.1

Omnicell Announces Preliminary Fiscal Year 2020 Financial Results

Company Expects to Exceed Previously Announced Guidance Across All Key Metrics;

Provides Full Year 2021 Guidance and Updates Long-Term Targets

2020 Total Product Bookings Expected to be Approximately $1.00 Billion and

2020 Revenues Expected to be $890 Million-$892 Million

Increased Full Year 2021 Preliminary Revenue Guidance to $1.085 Billion-$1.105 Billion

Targeting 14%-15% 2021-2025 Revenue CAGR (Organic 11%-12%; Inorganic 3%)

Announced 2025 Targets of Approximately 21% Non-GAAP Operating Margin and

Approximately 25% Non-GAAP EBITDA Margin

With Two New Adds in the Fourth Quarter of 2020, Ended Year with Long-Term, Sole-Source Agreements with 145 of Top 300 U.S. Health Systems

Company to Present at the J.P. Morgan Annual Healthcare Conference Today at 2:00 P.M. ET

Mountain View, Calif., – January 13, 2021 – Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication management solutions and adherence tools for health systems and pharmacies, today announced preliminary financial results for its fiscal year ended December 31, 2020 and provided full year 2021 guidance. For 2020, the Company expects to exceed its pre-pandemic product bookings guidance and also expects to exceed its October 2020 guidance across all key metrics, including revenues, total product bookings and non-GAAP earnings per share.

“The past year was an outstanding one for Omnicell as we continued to drive growth in our business, execute well on our strategic priorities, and deliver tremendous value to our health system partners, patients and shareholders,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “Against the backdrop of the ongoing pandemic, it is clear that Omnicell’s medication management solutions are more strategically relevant than ever, and that Omnicell is the partner of choice. We achieved substantial increases in new customer wins and bookings, as well as expanded our portfolio of solutions both organically and through a strategic and accretive acquisition. I am also pleased to report we have accelerated our shift to the cloud and have high revenue visibility from our recurring revenues, long-term, sole-source agreements within the top 300 U.S. health systems and strong product backlog. We look forward to building on our momentum in 2021 and beyond, and we are confident that we are well-positioned to continue driving significant long-term value for our shareholders.”

Preliminary Fiscal Year 2020 Financial Results

Omnicell expects 2020 product bookings to be approximately $1.00 billion, exceeding its prior guidance of $865 million-$900 million. The Company expects 2020 total revenues to be $890 million-$892 million, exceeding its prior guidance of $881 million-$887 million. The Company expects 2020 GAAP net income to be $28.6 million-$30.6 million and 2020 non-GAAP EBITDA to be $157 million-$159 million. The Company expects 2020 GAAP earnings to be $0.65-$0.70 per share and 2020 non-GAAP earnings to be $2.46-$2.51 per share, exceeding its prior guidance of $2.35-$2.40 per share.

Full Year 2021 Guidance

For full year 2021, Omnicell expects total revenues to be between $1.085 billion and $1.105 billion, an increase from preliminary guidance provided on October 27, 2020. The Company expects 2021 non-GAAP EBITDA to be between $228 million and $240 million. The Company expects non-GAAP earnings to be between $3.38 and $3.58 per share.

The table below summarizes Omnicell’s Full Year 2021 Guidance outlined above.

Full Year 2021
Total Revenues	$1.085 billion - $1.105 billion
Non-GAAP EBITDA	$228 million - $240 million
Non-GAAP EPS	$3.38 - $3.58

The Company does not provide guidance for GAAP net income or GAAP earnings per share nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, which may be significant, including but not limited to unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

Omnicell will provide its complete fourth quarter and full year 2020 results and additional 2021 guidance in connection with its fourth quarter 2020 earnings conference call on February 1, 2021.

2025 Targets

The Company has established a 2025 total revenue target of $1.90 billion to $2.00 billion, reflecting a 2021-2025 compound annual growth rate (“CAGR”) of 14%-15%. On an organic basis, the Company is targeting an 11%-12% revenue CAGR over the same time frame, with expected total organic revenue of $1.65 billion to $1.75 billion in 2025.

The Company is targeting a revenue CAGR of approximately 50% from 2020 to 2025 for Software-as-a-Service (“SaaS”), Subscription Software and Technology-Enabled Services, with revenues expected to reach 20%-30% of total Omnicell revenues by 2025.

Omnicell has also set a non-GAAP operating margin target of approximately 21% and a non-GAAP EBITDA margin target of approximately 25% by 2025. This represents non-GAAP EBITDA margin expansion of approximately 400 bps from 2021.

The Company does not provide GAAP operating margin targets or GAAP net operating income margin targets nor a reconciliation of non-GAAP financial targets to the most directly comparable GAAP financial targets because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial targets do not include certain items, which may be significant, including but not limited to unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

J.P. Morgan Healthcare Conference Presentation and Webcast Details

As previously announced, Omnicell will present at the J.P. Morgan 39th Annual Healthcare Conference today at 2:00 p.m. ET. The Company’s presentation is available on the Omnicell website at https://ir.omnicell.com/communications/events-presentations. A live webcast and replay of the presentation will also be available on Omnicell’s website.

Fourth Quarter 2020 Earnings Results and Conference Call

Omnicell will report its complete financial results for fiscal year and fourth quarter 2020 on February 1, 2021 and hold a conference call that day at 4:30 p.m. ET to discuss financial results. Interested parties can access the conference call by dialing 1-844-358-6756 within the U.S. or 1-216-562-0399 for all other locations. The Conference ID # is 9490367. The webcast of the conference call, along with related slides, will be accessible through Omnicell’s website at https://ir.omnicell.com/investor-relations and will be available for replay through Monday, March 1, 2021.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the autonomous pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings.

Over 7,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 50,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.

To learn more, visit www.omnicell.com. From time to time, Omnicell may use the Company's investor relations site and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure ("FD").

Omnicell and the Omnicell logo are registered trademarks of Omnicell, Inc. in the United States and other countries.

Forward-Looking Statements

The guidance, estimated full year 2020 financial and operating results, 2025 targets, growth expectations and other non-historical information contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words, “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control and are subject to various risks and uncertainties, including those described below. Among other things, there can be no assurance that Omnicell’s actual full year 2020 financial and operating results, 2021 financial and operating results, other targeted results or growth rates will not differ, perhaps substantially, from the preliminary financial and operating results, guidance, targets and expectations contained in this press release. In addition, Omnicell has not completed its fourth quarter and full year 2020 closing and review process, and the final results for the full year 2020 may differ, perhaps substantially, from the statements made in this press release. During the course of preparing our financial statements and during our review process, we may identify items that would require us to make adjustments which may be material to the amounts described in this press release. These adjustments may also affect the targets and expectations discussed in this press release.

Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things (i) risks related to outbreaks of contagious diseases or other adverse public health epidemics including the ongoing COVID-19 pandemic, including the duration and any resurgences of the COVID-19 pandemic, (ii) unfavorable general economic and market conditions, including due to economic disruption caused by public health crises such as the COVID-19 pandemic, (iii) Omnicell’s ability to take advantage of the growth opportunities in medication management across all care settings, (iv) Omnicell’s ability to develop and commercialize new products and enhance existing products, (v) Omnicell’s ability to deliver on our vision of the autonomous pharmacy and the impact that advanced automation, data intelligence and expert services will have on patient care, (vi) risks to growth and acceptance of Omnicell’s products and services, including competitive conversions, and growth in the overall demand for medication management and supply chain solutions and medication adherence solutions generally, (vii) risks presented by the transition to selling more products and services on a subscription basis, (viii) potential increased competition, (ix) potential regulatory changes, (x) Omnicell’s ability to improve sales productivity to grow product bookings, (xi) Omnicell’s ability to acquire companies, businesses or technologies and successfully integrate such acquisitions and (xii) other risks and uncertainties described in the Risk Factors section of Omnicell’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, filed with the Securities and Exchange Commission. Forward-looking statements should be considered in light of these risks and uncertainties. Investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell undertakes no obligation to update such statements, whether as a result of changed circumstances, new information, future events or otherwise, except as required by law.

Contacts

Investors

Kathleen Nemeth

Omnicell, Inc.

(650) 435-3318

Kathleen.Nemeth@omnicell.com

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP operating income, non-GAAP net income, non-GAAP EBITDA, non-GAAP operating margin, non-GAAP EBITDA margin and non-GAAP earnings per share. These non-GAAP results should not be considered as an alternative to GAAP operating income, GAAP net income, GAAP operating margin, GAAP net income per diluted share or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP operating income, non-GAAP net income, non-GAAP EBITDA, non-GAAP EBITDA margin, non-GAAP operating margin and non-GAAP earnings per share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, non-GAAP operating income and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), g) and h) below; non-GAAP net income and non-GAAP earnings per share exclude from their GAAP equivalents items a) through h) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation and amortization. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g) and h) below:

a)	Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.
b)	Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)	Acquisition-related expenses. We excluded from our non-GAAP results the expenses which are related to recent acquisitions. These expenses are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these acquisition-related expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of less acquisitive peer companies.
d)	Severance and other related expenses. We excluded from our non-GAAP results the expenses which are related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
e)	Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of term loan and revolving credit facilities, as well as the issuance of convertible senior notes. The costs include underwriting fees, original issue discount, ticking fee, and legal fees. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.
f)	Amortization of discount on convertible senior notes. We excluded from our non-GAAP results the amortization of the imputed discount on our convertible senior notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability and equity components in a manner that reflects the issuer's assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize the imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our convertible senior notes. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.
g)	IP and legal entities restructuring costs. We excluded from our non-GAAP results the expenses which are related to IP and legal entities restructuring events, such as legal and tax consulting costs. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.
h)	Certain litigation costs. We exclude non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans or other items.

We believe that the presentation of non-GAAP operating income, non-GAAP net income, non-GAAP EBITDA, non-GAAP operating margin, non-GAAP EBITDA margin and non-GAAP earnings per share is warranted for several reasons:

a)	Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)	Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)	These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
d)	These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)	While share-based compensation calculated in accordance with Accounting Standard Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)	We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

a)	Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

A reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Our 2021 guidance for non-GAAP EBITDA and non-GAAP earnings per share and our non-GAAP operating margin target and non-GAAP EBITDA margin target exclude certain items, which may be significant, including but not limited to unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes. We do not provide a reconciliation of forward-looking non-GAAP guidance or targets to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate, and cannot be predicted without unreasonable effort. We believe such a reconciliation would imply a degree of precision that could be confusing to investors. These items may also have a material impact on GAAP earnings per share, total revenues, product revenues, and service revenues in future periods. As such, these forward-looking non-GAAP financial measures are limited in their utility for evaluating our future operating results in accordance with GAAP.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

Twelve Months Ended
December 31, 2020
Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$ 31,600-34,600
GAAP operating income % to total revenues	3.5%-3.9%
Share-based compensation expense	~44,700
Amortization of acquired intangibles	~19,600
Acquisition-related expenses	~5,600
Severance and other expenses (a)	~12,000
Non-GAAP income from operations	$ 113,500-116,500
Non-GAAP operating margin (non-GAAP operating income % to total non-GAAP revenues)	12.7%-13.1%

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$ 28,600-30,600
Share-based compensation expense	~44,700
Amortization of acquired intangibles	~19,600
Acquisition-related expenses	~5,600
Severance and other expenses (a)	~12,000
Amortization of debt issuance costs	~1,600
Amortization of discount on convertible senior notes	~4,800
Tax effect of the adjustments above (b)	~(9,100)
Non-GAAP net income	$ 107,800-109,800

Reconciliation of GAAP net income per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	43,743
Shares - diluted Non-GAAP	43,743

GAAP net income per share - diluted	$ 0.65-0.70
Share-based compensation expense	~1.02
Amortization of acquired intangibles	~0.45
Acquisition-related expenses	~0.13
Severance and other expenses (a)	~0.27
Amortization of debt issuance costs	~0.04
Amortization of discount on convertible senior notes	~0.11
Tax effect of the adjustments above (b)	~(0.21)
Non-GAAP net income per share - diluted	$ 2.46-2.51

Reconciliation of GAAP net income to non-GAAP EBITDA(c):
GAAP net income	$ 28,600-30,600
Share-based compensation expense	~44,700
Interest (income) and expense, net	~400
Depreciation and amortization expense	~61,400
Acquisition-related expenses	~5,600
Severance and other expenses (a)	~12,000
Amortization of debt issuance costs	~1,600
Amortization of discount on convertible senior notes	~4,800
Income tax expense (benefit)	~(2,100)
Non-GAAP EBITDA	$ 157,000-159,000
Non-GAAP EBITDA margin (non-GAAP EBITDA % to total non-GAAP revenues)	17.6%-17.9%

(a)	For the year ended December 31, 2020, other expenses include approximately $1.0 million of IP and legal entities restructuring costs and approximately $1.0 million of certain litigation costs.

(b)	Tax effects calculated for all adjustments except tax benefits and expenses, and share-based compensation expense, using an estimated annual effective tax rate of 21% for fiscal year 2020.

(c)	Defined as earnings before interest income and expense, taxes, depreciation and amortization, share-based compensation, as well as excluding certain non-GAAP adjustments.